                                                               EXHIBIT 10 (u)(9)

                               SECOND AMENDMENT TO
                     CENTERPOINT ENERGY, INC. SAVINGS TRUST

                  THIS AGREEMENT is made by and between CENTERPOINT ENERGY, INC. (the "Company"), and THE NORTHERN TRUST COMPANY, an Illinois corporation (hereinafter referred to as "Trustee");

                  WHEREAS, the Company and the Trustee entered into the CenterPoint Energy, Inc. Savings Trust (formerly the Reliant Energy, Incorporated Savings Trust) effective April 1, 1999 and as thereafter amended (hereinafter referred to as the "Trust"); and

                  WHEREAS the Company and the Trustee desire to amend the Trust pursuant to Section 10.4 of the Trust;

                  NOW, THEREFORE, effective as of January 6, 2003, the sections of the Trust set forth below are amended as follows, but all other sections of the Trust shall remain in full force and effect:

                  1. Section 1.1 of the Trust is hereby amended by adding the following new definition of "TGN Stock":

                  "TGN STOCK: The common stock of Texas Genco. TGN Stock shall be `qualifying employer securities' within the meaning of Section 409(l) of the Code and Section 407(d)(5) of ERISA for so long as Texas Genco is a member of the Company's controlled group for purposes of
         Section 409(l) of the Code."

                  2. Section 1.1 of the Trust is hereby amended by adding the following new definition of "Texas Genco":

                  "TEXAS GENCO: Texas Genco Holdings, Inc., a Texas corporation."

                  3. Section 4.2 of the Trust is hereby amended by inserting the following new sentences at the end of subparagraph (b) as follows:

         "Notwithstanding any provision of this Trust to the contrary, with respect to all TGN Stock received as a dividend in the unallocated portion of the ESOP Fund, the Committee may appoint an Investment Manager for purposes of liquidating such TGN Stock and for purposes of reinvesting such proceeds into Company Stock. Such Investment Manager shall acknowledge by a writing delivered to the Committee that it is a fiduciary with respect to the TGN Stock or other assets allocated thereto. The Trustee shall act with respect to such TGN Stock or other assets allocated to such Investment Manager only as directed by the Investment Manager. The Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote, any TGN Stock or other assets allocated to such Investment Manager, except as directed by the Investment Manager thereof."

                  4. Section 4.2 of the Trust is hereby amended by inserting a new subparagraph (h) immediately after subparagraph (g) as follows:

                  "(h)     TGN Stock Fund: The TGN Stock Fund shall be a `frozen
         fund' for which no purchases of TGN Stock shall be made, except with respect to the reinvestment of dividends as described below. The Trustee shall not be required to advance funds to make any transfers or distributions from the TGN Stock Fund. Dividends, if any, received in the TGN Stock Fund shall be reinvested in the TGN Stock Fund. Any cash held by the Trustee from time to time in the TGN Stock Fund may be invested in the collective short term investment fund of the Trustee. All TGN Stock held in the TGN Stock Fund shall be voted or tendered, as applicable, by the Trustee, in its sole discretion. No provision of this paragraph (h) shall prevent the Trustee from taking any action relating to its duties under this paragraph (h) if the Trustee determines in its sole discretion that such action is necessary in order for the Trustee to fulfill its fiduciary responsibilities under ERISA."

                  5. Section 6.7 of the Trust is hereby amended by adding the following new paragraph to the end thereof:

                  "Except for the short-term investment of cash and the purchase of stock for the reinvestment of dividends, if any, into the TGN Stock Fund, the Company has limited the investment power of the Trustee in the TGN Stock Fund to the retention and sale of TGN Stock. The Trustee shall not be liable for the purchase, retention, or sale of TGN Stock in accordance with the provisions of Section 4.2 hereof, and the Company (which has the authority to do so under the laws of the state of its incorporation) agrees to indemnify The Northern Trust Company from any liability, loss and expense, including legal fees and expenses which The Northern Trust Company may sustain by reason of purchase, retention, or sale of TGN Stock in accordance with the provisions of
         Section 4.2 hereof; provided, however, that to the extent that such liability, loss or expense arises from the Trustee's willful misconduct, bad faith or negligence in carrying out its ministerial functions under Section 4.2. This paragraph shall survive the termination of this Trust."

                  IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment to be executed and attested to by their respective officers, in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on the day and year first written above.

                                 CENTERPOINT ENERGY, INC.

                                 By: /s/ David M. McClanahan
                                     -----------------------------------------
                                     David M. McClanahan
                                     President and Chief Executive Officer
/s/ Richard B. Dauphin
-----------------------------
Assistant  Secretary

                                 THE NORTHERN TRUST COMPANY

                                 By:         ILLEGIBLE
                                     -----------------------------

                                 Its:
                                      ----------------------------

                                       2